EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES ADDITIONAL
COST SAVINGS INITIATIVES

Cuts Quarterly Cash Dividend by 50 Percent,
Further Reduces 2020 Capital Program
and
Lowers Executives’ Salaries and Corporate Directors’ Cash Retainers
EL DORADO, Arkansas, April 1, 2020 – The Board of Directors of Murphy Oil Corporation (NYSE: MUR) today declared a quarterly cash dividend on the Common Stock of Murphy Oil Corporation of $0.125 per share, or $0.50 per share on an annualized basis. As a result of ongoing crude oil and natural gas market weakness, the Board believes this 50 percent reduction from the previous quarterly level of $0.25 per share is prudent. The dividend is payable on June 1, 2020, to stockholders of record as of May 18, 2020.
The company is also announcing today it has made an additional reduction in the 2020 capital plan down to the new midpoint of $780 million from the previously announced $950 million in March 2020. This represents a 46 percent decrease from the original guidance midpoint of $1.45 billion. Further details of the revised plan will be released at a later date.
Concurrently, the Board of Directors has approved significant salary reductions for company executives. The president and chief executive officer’s annual salary has been reduced by 35 percent, while remaining executives received salary reductions of as much as 30 percent with an average of 22 percent. These changes are effective April 1, 2020.
Being mindful of the challenging economic environment, Murphy directors have agreed to align with reductions to corporate executives’ salaries. Beginning in second quarter 2020, cash retainers for all directors will be lowered by 35 percent, with the chairman reducing his cash retainer by 70 percent.

EXHIBIT 99.1

“Murphy recognizes the reality of the current situation in the commodity markets, and we believe the reduction in dividends, capital expenditures, salaries and retainers are prudent steps to sustain the company for the long term,” said Claiborne P. Deming, Chairman of the Board for Murphy Oil Corporation. “We will continue to review our dividend and other items throughout the course of the year and make further adjustments if warranted.”
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. It challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse

EXHIBIT 99.1

developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see Risk Factors in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Bryan Arciero, bryan_arciero@murphyoilcorp.com, 281-675-9339
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

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